Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134379) pertaining to the SkyWest, Inc. Employees’ Retirement Plan of our report dated June 27, 2006, except for Note 2 as to which the date is July 13, 2007, with respect to the 2005 financial statements of the SkyWest, Inc. Employees’ Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Salt Lake City, Utah
July 13, 2007